Exhibit 10.18

RESTRICTED STOCK GRANT NOTICE AND AGREEMENT

Victory Capital Holdings, Inc. (the “Company”), pursuant to its 2018 Stock Incentive Plan (as may be amended, restated or otherwise modified from time to time, the “Plan”), hereby grants to Holder the number of shares of [Time Vested Restricted Stock and Performance Vested Restricted Stock (collectively, the “Restricted Stock”)][Restricted Stock] set forth below.  The Restricted Stock is subject to all of the terms and conditions of this Restricted Stock Agreement (this “Award Agreement”), as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety.  To the extent that any provisions herein (or portion thereof) conflicts with any provision of the Plan, the Plan shall prevail and control.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.  [The Restricted Stock granted hereby are in satisfaction of the obligation to grant the Restricted Stock to Holder under his, her or its employment letter with [•], dated [•], as may be amended, restated or otherwise modified from time to time.]

Holder:	[•]

Date of Grant:	[•], 20[•]

Number of Shares of [Time Vested] Restricted Stock:	[•]

[Number of Shares of Performance Vested Restricted Stock:]	[•]

Vesting Schedule:

[Time Vested
Restricted Stock:]	[Insert Vesting Schedule]

[Performance Vested
Restricted Stock:]	[Insert Vesting Schedule]

Termination:

Section 6(c) of the Plan regarding Termination is incorporated herein by reference and made a part hereof. Following any such Termination, the provisions of Section 11 of the Plan shall apply to all shares of Restricted Stock that have vested on or prior to such Termination.

Restrictive Covenants:

Holder hereby acknowledges and recognizes the highly competitive nature of the business of the Company and its subsidiaries and Affiliates (collectively, the “Company Group”), and, accordingly agrees that, as a condition of the grant of Restricted Stock hereunder, Holder agrees that, during his or her employment with the Company Group and for [the longer of (x) the applicable Non-Competition Period or Non-Solicitation Period, each as defined in Holder’s employment agreement, if any, or (y)]

one (1) year following Holder’s Termination, Holder shall not, to the extent permitted by applicable law or except as otherwise permitted in writing by the Board:

(a)         be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as a passive investor owning less than 3% of the equity or holding less than 3% of a debt instrument in an entity) or otherwise by any person, firm, corporation or enterprise engaged in money management, asset management, wealth management or mutual fund management (a “Competing Business”);

(b)         provide financial (except as a passive investor owning less than 3% of the equity or holding less than 3% of a debt instrument in an entity) or other assistance to any person, firm, corporation, or enterprise engaged in a Competing Business;

(c)          directly or indirectly contact, solicit or induce any person, corporation or other entity who or which is a customer or referral source of any member of the Company Group to become a customer or referral source for any person or entity other than the members of the Company Group; or

(d)         directly or indirectly solicit, induce or encourage any employee of the Company Group who is employed on the date of Holder’s Termination, to leave the employ of the Company Group, or to seek, obtain or accept employment with any Person other than the members of the Company Group.

The restrictions under clauses (a), (b), (c) and (d) above shall be collectively referred to herein as the “Restrictive Covenants.”

In the event that Holder undergoes a Termination by the Company Group without Cause (other than on account of death or Disability), the restrictions under clauses (a), (b) and (c) above shall apply only for the length of time for which Holder receives severance payments in connection with such Termination, and if Holder receives no severance in connection with such Termination, the restrictions under clauses (a), (b) and (c) above will not apply.

If Holder breaches any terms of any of the Restrictive Covenants, or any restrictive covenant contained in an employment agreement or other agreement between Holder and a member of the Company Group, to the extent permitted by applicable law, Holder shall forfeit (i) any outstanding shares of Restricted Stock and (ii) any shares of Stock held as a result of vesting of shares of Restricted Stock.

It is expressly understood and agreed that, although Holder and the Company consider the Restrictive Covenants to be reasonable for the purpose of preserving for the Company Group’s good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction (without regard to any ability to appeal or whether an appeal is in fact taken, during the pendency of that appeal) that the time or territory restrictions or any other provision herein related to the Restrictive Covenants is an unreasonable or otherwise unenforceable restriction against Holder, the provisions herein related to the Restrictive Covenants shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

Holder acknowledges and agrees that the provisions herein related to the Restrictive Covenants shall continue to apply following Holder’s Termination, regardless of the reason for such Termination.

[Employee Shareholders’
Agreement:

From and after the date hereof, Holder hereby agrees to be bound by the terms and provisions of that certain Employee Stockholders Agreement by and between the Company, and certain employees of the Company Group, dated as of [•], 2018, as the same may be amended, restated and/or otherwise modified from time to time (the “Employee Stockholders Agreement”) as if Holder were an original signatory thereto. As a condition to the issuance of any shares of Stock hereunder, Holder shall execute such additional documents as the Company may reasonably request to effectuate Holder’s Joinder to the Employee Stockholders Agreement.]

Additional Terms:

•                  Any certificates representing the vested Restricted Stock delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

•                  Holder shall be the record owner of the shares of Restricted Stock until or unless such Restricted Stock is forfeited or repurchased, or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a stockholder with respect to the Restricted Stock; provided, however, that the Company will retain custody of all dividends and distributions, if any (“Retained Distributions”), made or declared on the Restricted Stock (and such Retained Distributions shall be subject to forfeiture and the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account. As soon as practicable following each applicable vesting date any applicable Retained Distributions shall be delivered to Holder.

•                  Upon vesting of the Restricted Stock (or such other time that the Restricted Stock is taken into income), Holder will be required to satisfy applicable withholding tax obligations, if any, as provided in Section 17 of the Plan.

• This Award Agreement does not confer upon Holder any right to continue as an employee or service provider of the Service Recipient or any other member of the Company Group.

• This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•                  Holder agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Stock (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email or such other reasonable manner as then determined by the Company.

•                  This Award Agreement and the Plan constitute the entire understanding and agreement of the parties hereto and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements (whether oral or written and whether express or implied) between the Company and Holder relating to the subject matter of this Award Agreement. Without limiting the foregoing, to the extent Holder has entered into an employment or similar agreement with the Company or any of its affiliates, and the terms noted in such employment or similar agreement are inconsistent with or conflict with this Award Agreement, then the terms of this Award Agreement will supersede and be deemed to amend and modify the inconsistent or conflicting terms set forth in such employment or similar agreement.

*                                         *                                         *

THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AWARD AGREEMENT AND THE PLAN.

VICTORY CAPITAL HOLDINGS, INC.	HOLDER

By:
Signature	Signature
Title:	Print Name:
Date:	Date:

EXHIBIT A

Employee Shareholders’ Agreement

(attached)